December 1998                                               CONFIDENTIAL

Materials Prepared for Discussion                           PRELIMINARY ANALYSIS
CPI Corp.

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

      Table of Contents
--------------------------------------------------------------------------------
      1.    Executive Summary

      2.    Market Profile and Valuation Perspectives

      3.    Strategic Alternatives

      4.    Appendix

            A.    PCA Case Study

            B.    Debt Financing Environment


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                   SECTION 1

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

      1.

      Executive Summary


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL  1
------==================--------------------------------------------------------
      CPI Corp.                                             PRELIMINARY ANALYSIS

Executive Summary
--------------------------------------------------------------------------------

      CPI, though a market leader and consistent cash flow generator, continues to be challenged by a public market value that is far lower than its potential value as a private company.

      A number of factors have consistently restrained CPI's market valuation:

--------------------------------------------------------------------------------

[GRAPHIC OMITTED] Mismatch Between Earnings & Cash Flow

      o CPI's current earnings substantially understate the cash generation and future earning power of the Company due to temporarily high non-cash charges and technology/training expenses which are weighing down earnings.

      o Investments in new programs such as digital archiving risk exacerbating the value gap in the market by delaying earnings growth.

[GRAPHIC OMITTED] Poor Trading Liquidity

      o CPI lacks the critical mass in the market to trade efficiently - the Company's limited public float restrains liquidity.

      o Illiquidity discounts in the current volatile equity markets are at historically high levels.

[GRAPHIC OMITTED] Expensive Capital Structure

      o CPI has vast underutilized debt capacity based on its cash generation which translates into a higher than necessary cost of capital.

[GRAPHIC OMITTED] High Perceived Reinvestment Risk

      o CPI's limited outlets for its surplus cash create investor uncertainty in the market as to whether cash flow will be reinvested productively.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL  2
------==================--------------------------------------------------------
      CPI Corp.                                             PRELIMINARY ANALYSIS

Executive Summary (cont'd)
--------------------------------------------------------------------------------

      The following strategic alternatives have been evaluated in terms of their ability to relieve the issues confronting the Company.

[GRAPHIC OMITTED] Stay the Course

      o Undertake smaller open market repurchases on an opportunistic basis (supplemented with periodic self tender offers to discharge excess cash) without materially altering the Company's capital structure.

[GRAPHIC OMITTED] Acquisition Strategy

      o Deploy available balance sheet capacity towards acquisitions of complementary businesses that increase the scale and scope of CPI's operations.

[GRAPHIC OMITTED] Public Market Recapitalization

      o Employ more aggressive leverage in the capital structure through a large one-time share buyback or special dividend to shareholders.

[GRAPHIC OMITTED] Sale / LBO

      o Sell the Company to a strategic buyer or take the Company private in partnership with a financial sponsor.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL  3
------==================--------------------------------------------------------
      CPI Corp.                                             PRELIMINARY ANALYSIS

Executive Summary (cont'd)
--------------------------------------------------------------------------------

      The current environment presents significant obstacles to public strategies pointing to the LBO alternative as the best means of bridging the value gap in the market:

[GRAPHIC OMITTED] Stockholders Awaiting "Value Event"

      o CPI's share repurchase strategy is losing effectiveness as a means of discharging excess cash due to a persistent unavailability of shares. Key shareholders are awaiting a "liquidity event" and are reluctant to forgo a potential change of control premium.

[GRAPHIC OMITTED] Strategic Process Yielded No Offers

      o Upon confidential investigation, key strategic buyers/partners, while convinced of the value gap in market, could not justify the strategic logic of a combination with CPI.

[GRAPHIC OMITTED] Appealing Story to Leveraged Buyers

      o CPI's leading market position and strong, stable cash generation make the Company a solid LBO candidate likely to stimulate significant interest from a number of potential financial sponsors.

      o Recent PCA sale process confirms the appeal of the "portrait studio" story to leveraged buyers and financing markets.

[GRAPHIC OMITTED] Financing is Available

      o Despite recent liquidity issues, the financial sponsor, high yield and leveraged loan markets have reopened for established story credits like CPI.

      --------------------------------------------------------------------------
      CSFB believes preliminarily that an LBO could be executed at prices in excess of $32.00 per share
      --------------------------------------------------------------------------


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                   SECTION 2

                                                                    CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                             PRELIMINARY ANALYSIS

      2.

      Market Profile And Valuation Perspectives


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL  4
------==================--------------------------------------------------------
      CPI Corp.                                             PRELIMINARY ANALYSIS

CPI's Recent Stock Price Performance
--------------------------------------------------------------------------------

December 2, 1997 to December 2, 1998
Relative Daily Closing Prices

                                [GRAPHIC OMITTED]




          Date              Price
   02-Dec-1997            17.9375
   03-Dec-1997            18.0000
   04-Dec-1997            18.2500
   05-Dec-1997            18.8750
   08-Dec-1997            19.5000
   09-Dec-1997            21.5625
   10-Dec-1997            21.5625
   11-Dec-1997            21.5625
   12-Dec-1997            21.5625
   15-Dec-1997            21.6250
   16-Dec-1997            21.5625
   17-Dec-1997            21.5625
   18-Dec-1997            21.7500
   19-Dec-1997            21.6875
   22-Dec-1997            22.0000
   23-Dec-1997            22.3125
   24-Dec-1997            22.1875
   26-Dec-1997            22.3750
   29-Dec-1997            22.5625
   30-Dec-1997            22.6250
   31-Dec-1997            22.6250
   02-Jan-1998            22.6250
   05-Jan-1998            22.6250
   06-Jan-1998            22.6875
   07-Jan-1998            22.5625
   08-Jan-1998            22.2500
   09-Jan-1998            21.9375
   12-Jan-1998            21.1250
   13-Jan-1998            21.0625
   14-Jan-1998            20.9375
   15-Jan-1998            22.2500
   16-Jan-1998            22.4375
   20-Jan-1998            22.2500
   21-Jan-1998            22.8750
   22-Jan-1998            22.8125
   23-Jan-1998            22.8750
   26-Jan-1998            23.0625
   27-Jan-1998            23.1875
   28-Jan-1998            23.3750
   29-Jan-1998            23.9375
   30-Jan-1998            24.0625
   02-Feb-1998            24.2500
   03-Feb-1998            24.1250
   04-Feb-1998            24.3125
   05-Feb-1998            24.5625
   06-Feb-1998            24.9375
   09-Feb-1998            24.2500
   10-Feb-1998            24.5000
   11-Feb-1998            24.5625
   12-Feb-1998            24.5000
   13-Feb-1998            24.4375
   17-Feb-1998            25.2500
   18-Feb-1998            24.6875
   19-Feb-1998            25.0000
   20-Feb-1998            24.5625
   23-Feb-1998            24.0625
   24-Feb-1998            24.5000
   25-Feb-1998            24.1875
   26-Feb-1998            24.1250
   27-Feb-1998            24.0625
   02-Mar-1998            24.1250
   03-Mar-1998            23.9375
   04-Mar-1998            23.8750
   05-Mar-1998            23.9375
   06-Mar-1998            23.6250
   09-Mar-1998            23.9375
   10-Mar-1998            24.0625
   11-Mar-1998            24.4375
   12-Mar-1998            24.4375
   13-Mar-1998            24.3125
   16-Mar-1998            24.3750
   17-Mar-1998            24.3125
   18-Mar-1998            24.3750
   19-Mar-1998            24.1875
   20-Mar-1998            24.3750
   23-Mar-1998            24.4375
   24-Mar-1998            24.6250
   25-Mar-1998            24.5625
   26-Mar-1998            24.3750
   27-Mar-1998            24.5000
   30-Mar-1998            24.6875
   31-Mar-1998            25.3125
   01-Apr-1998            25.8750
   02-Apr-1998            25.3125
   03-Apr-1998            25.2500
   06-Apr-1998            25.5625
   07-Apr-1998            25.3750
   08-Apr-1998            25.3125
   09-Apr-1998            26.1875
   13-Apr-1998            26.6250
   14-Apr-1998            27.2500
   15-Apr-1998            27.2500
   16-Apr-1998            26.5000
   17-Apr-1998            26.3750
   20-Apr-1998            26.0625
   21-Apr-1998            26.6250
   22-Apr-1998            26.3750
   23-Apr-1998            26.5625
   24-Apr-1998            26.5625
   27-Apr-1998            26.3125
   28-Apr-1998            26.1250
   29-Apr-1998            26.0000
   30-Apr-1998            25.9375
   01-May-1998            24.0000
   04-May-1998            25.7500
   05-May-1998            25.8125
   06-May-1998            25.9375
   07-May-1998            26.0625
   08-May-1998            26.2500
   11-May-1998            26.2500
   12-May-1998            25.9375
   13-May-1998            25.8125
   14-May-1998            25.5000
   15-May-1998            25.4375
   18-May-1998            25.0625
   19-May-1998            24.6875
   20-May-1998            24.5625
   21-May-1998            24.9375
   22-May-1998            24.1250
   26-May-1998            25.0000
   27-May-1998            25.5000
   28-May-1998            25.6250
   29-May-1998            25.6250
   01-Jun-1998            26.3750
   02-Jun-1998            27.0000
   03-Jun-1998            27.0000
   04-Jun-1998            26.5000
   05-Jun-1998            26.3125
   08-Jun-1998            26.0000
   09-Jun-1998            26.0000
   10-Jun-1998            25.9375
   11-Jun-1998            26.0625
   12-Jun-1998            25.8750
   15-Jun-1998            25.5000
   16-Jun-1998            25.7500
   17-Jun-1998            25.4375
   18-Jun-1998            25.3750
   19-Jun-1998            25.2500
   22-Jun-1998            25.1250
   23-Jun-1998            25.3750
   24-Jun-1998            24.5625
   25-Jun-1998            24.3750
   26-Jun-1998            24.2500
   29-Jun-1998            23.5000
   30-Jun-1998            23.8125
   01-Jul-1998            24.6250
   02-Jul-1998            25.7500
   06-Jul-1998            26.0000
   07-Jul-1998            26.3125
   08-Jul-1998            26.7500
   09-Jul-1998            26.6875
   10-Jul-1998            26.2500
   13-Jul-1998            26.6250
   14-Jul-1998            26.6875
   15-Jul-1998            26.6250
   16-Jul-1998            26.5625
   17-Jul-1998            26.6250
   20-Jul-1998            26.7500
   21-Jul-1998            26.6875
   22-Jul-1998            27.0625
   23-Jul-1998            27.0625
   24-Jul-1998            26.4375
   27-Jul-1998            26.3750
   28-Jul-1998            26.1875
   29-Jul-1998            25.6250
   30-Jul-1998            25.6875
   31-Jul-1998            25.0000
   03-Aug-1998            24.5000
   04-Aug-1998            24.7500
   05-Aug-1998            25.3750
   06-Aug-1998            25.3125
   07-Aug-1998            25.3750
   10-Aug-1998            25.0000
   11-Aug-1998            24.5625
   12-Aug-1998            24.7500
   13-Aug-1998            24.6250
   14-Aug-1998            24.6250
   17-Aug-1998            24.6875
   18-Aug-1998            25.1875
   19-Aug-1998            24.6250
   20-Aug-1998            24.7500
   21-Aug-1998            24.0000
   24-Aug-1998            23.8750
   25-Aug-1998            21.4375
   26-Aug-1998            20.8125
   27-Aug-1998            20.5625
   28-Aug-1998            20.7500
   31-Aug-1998            20.1250
   01-Sep-1998            20.1250
   02-Sep-1998            19.3750
   03-Sep-1998            18.1250
   04-Sep-1998            19.0625
   08-Sep-1998            18.8125
   09-Sep-1998            18.6250
   10-Sep-1998            18.3750
   11-Sep-1998            19.0000
   14-Sep-1998            19.5625
   15-Sep-1998            19.6875
   16-Sep-1998            20.4375
   17-Sep-1998            21.0000
   18-Sep-1998            22.8125
   21-Sep-1998            23.0625
   22-Sep-1998            23.6250
   23-Sep-1998            24.1875
   24-Sep-1998            24.0000
   25-Sep-1998            23.1250
   28-Sep-1998            23.4375
   29-Sep-1998            23.7500
   30-Sep-1998            23.6875
   01-Oct-1998            23.1250
   02-Oct-1998            22.7500
   05-Oct-1998            21.6875
   06-Oct-1998            21.5000
   07-Oct-1998            21.1875
   08-Oct-1998            20.6250
   09-Oct-1998            20.5000
   12-Oct-1998            21.1875
   13-Oct-1998            21.0625
   14-Oct-1998            22.1250
   15-Oct-1998            23.1250
   16-Oct-1998            23.0625
   19-Oct-1998            23.7500
   20-Oct-1998            23.3125
   21-Oct-1998            23.8750
   22-Oct-1998            23.9375
   23-Oct-1998            23.6250
   26-Oct-1998            23.8750
   27-Oct-1998            23.6250
   28-Oct-1998            23.7500
   29-Oct-1998            23.1250
   30-Oct-1998            22.9375
   02-Nov-1998            22.6250
   03-Nov-1998            22.5625
   04-Nov-1998            22.3125
   05-Nov-1998            21.9375
   06-Nov-1998            22.9375
   09-Nov-1998            21.8750
   10-Nov-1998            21.8125
   11-Nov-1998            21.5000
   12-Nov-1998            21.5000
   13-Nov-1998            21.4375
   16-Nov-1998            21.2500
   17-Nov-1998            21.3750
   18-Nov-1998            21.1875
   19-Nov-1998            21.3125
   20-Nov-1998            21.2500
   23-Nov-1998            21.2500
   24-Nov-1998            21.1250
   25-Nov-1998            21.5625
   27-Nov-1998            21.6250
   30-Nov-1998            21.3750
   01-Dec-1998            21.1250
   02-Dec-1998            21.0625

--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL  5
------==================--------------------------------------------------------
      CPI Corp.                                             PRELIMINARY ANALYSIS

CPI's Public Market Trading Multiples
--------------------------------------------------------------------------------

Market Trading Multiples -- Public Data
(Dollars in Millions)
================================================================================

Recent Stock Price(1)                                             $21.13
LTM High / Low                                                   $17.44/$27.44
Fully Diluted Shares Outstanding(2)                                 10.0
                                                              ----------------
Equity Market Value                                               $211.7
(+) Debt(3)                                                         60.0
(-) Receivable from Kodak(3)                                        42.5
(-) Cash & Equivalents(3)                                            6.8
                                                              ----------------

Adjusted Market value                                             $222.4

--------------------------------------------------------------------------------

================================================================================
             ADJUSTED MARKET VALUE/                        EQUITY MARKET VALUE/
             ----------------------------------------      --------------------
                                                              NET        BOOK
             REVENUES(4)     EBITDA(4)        EBIT(4)       INCOME(4)    VALUE
--------------------------------------------------------------------------------

1999E          0.6x           3.6x               7.7x          13.2x       --

1998E          0.6            3.9                8.6           14.6        --

LTM            0.6            4.4                8.5           14.6       2.1

--------------------------------------------------------------------------------
Note: Fiscal year ends in January of the following year.
(1)   Stock price as of December 1, 1998.
(2)   As of September 3, 1998 (including net option shares).
(3)   As of July 25, 1998.
(4)   Based on Value Line projections.

Market Trading Multiples -- Internal Data (6)
(Dollars in Millions)
================================================================================

Recent Stock Price(1)                                             $21.13
LTM High / Low                                                   $17.44/$27.44
Fully Diluted Shares Outstanding(2)                                 10.0
                                                              ----------------
Equity Market Value                                               $211.7
(+) Debt(3)                                                         60.0
(-) Receivable from Kodak(3)                                        42.5
(-) Cash & Equivalents                                               6.8
(-) Est. Wall Decor Proceeds(4)                                     32.0
                                                              ----------------
Adjusted Market Value                                             $190.4

--------------------------------------------------------------------------------

================================================================================
             ADJUSTED MARKET VALUE/                        EQUITY MARKET VALUE/
             ----------------------------------------      --------------------
                                                              NET        BOOK
             REVENUES(5)     EBITDA(5)        EBIT(5)       INCOME(5)    VALUE
--------------------------------------------------------------------------------

1999E          0.6x           3.6x               7.5x          11.4x      2.3x

1998E          0.6            4.0                8.6           12.4       2.3

LTM            0.6            4.1                7.1           14.6       2.3

--------------------------------------------------------------------------------
Note: Fiscal year ends in January of the following year.
(1)   Stock price as of December 1, 1998.
(2)   As of September 3, 1998 (including net option shares).
(3)   As of July 25, 1998.
(4) Estimated proceeds from sale of Wall Decor including $27 million of cash and a $5 million note.
(5)   Based on CPI Base Case projections.
(6)   Ex. Wall Decor.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL  6
------==================--------------------------------------------------------
      CPI Corp.                                             PRELIMINARY ANALYSIS

Preliminary Financial Projections
--------------------------------------------------------------------------------
Portrait Studios -- Base Case

===============================================================================================================================
                                                                                                                    1998P-2003P
                                1997A          1998E       1999P       2000P       2001P       2002P       2003P        CAGR
-------------------------------------------------------------------------------------------------------------------------------
Sales                          $303.7         $316.3      $334.0      $352.3      $371.2      $383.1      $394.4         4.5%
   %     Growth                   4.8%           4.1%        5.6%        5.5%        5.4%        3.2%        3.0%
Total Sittings (000's)          5,471(1)       5,553       5,699       5,814       5,929       6,048       6,048         1.7%
   %     Growth                  (9.1)%          1.5%        2.6%        2.0%        2.0%        2.0%        0.0%
Operating Cash Flow              66.6           60.8        66.7        77.0        88.9        92.9        94.2
   %     Margin                  21.9%          19.2%       20.0%       21.9%       23.9%       24.2%       23.9%
Operating Income                 44.6           36.8        40.3        49.4        61.1        65.2        68.4
   %     Margin                  14.7%          11.7%       12.1%       14.0%       16.5%       17.0%       17.3%
Capital Expenditures             13.9           16.0        18.7        33.0        12.7        13.1        13.5
   %     of Sales                 9.6%           5.1%        5.6%        9.4%        3.4%        3.4%        3.4%

-------------------------------------------------------------------------------------------------------------------------------

(1)   Excludes effect of 53rd week (approximately 70,000 sittings).
Note: Base Case assumes 2% annual sittings growth until 2001, flat sittings from 2002-2008, and an annual $2.00 price increase in average sale.

Corporate -- Base Case

===============================================================================================================================
                                                                                                                    1998P-2003P
                                1997A          1998E       1999P       2000P       2001P       2002P       2003P        CAGR
-------------------------------------------------------------------------------------------------------------------------------
Corporate Expenses             $ 15.4         $ 14.8      $ 15.1      $ 15.4      $ 15.7      $ 16.0      $ 16.3         2.0%
   % of Consolidated Sales        5.1%           4.7%        4.5%        4.4%        4.2%        4.2%        4.1%
Capital Expenditures           $  1.0         $  1.0      $  1.0      $  1.0      $  1.0      $  1.0      $  1.0         0.0%

-------------------------------------------------------------------------------------------------------------------------------

(1) Note: Base Case projections based on guidance from CPI Management. Cash flow margins are estimated to rise as CPI fixed technology and labor expenses are better leveraged through sales increases.
(2) Corporate expense includes corporate depreciation estimated to be approximately $1.0 million annually.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL  7
------==================--------------------------------------------------------
      CPI Corp.                                             PRELIMINARY ANALYSIS

Preliminary Discounted Cash Flow Analysis
--------------------------------------------------------------------------------
Preliminary Valuation Analysis -- BASE CASE
(Dollars in Millions)

==================================================================================================================================
                                                                        VALUE RANGE AS A MULTIPLE OF 1998E AND 1999P
                                                       ---------------------------------------------------------------------------
OPERATING SEGMENT        PRELIMINARY ENTERPRISE                                                                     UNLEVERED NET
                              VALUE RANGE (1)          YEAR           SALES          EBITDA            EBIT             INCOME
----------------------------------------------------------------------------------------------------------------------------------
Portrait Studios              $400 - $450              1998E       1.3x - 1.4x     6.7x - 7.5x     10.8x - 12.1x     16.2x - 17.7x
                                                       1999P       1.2x - 1.4x     6.0x - 6.7x     10.0x - 11.3x     13.3x - 15.0x
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Corporate Overhead                                           (110)  -     (100)
--------------------------------------------------------------------------------

TOTAL ENTERPRISE VALUE:                                    $  290   -   $  350

ADJUSTMENTS:
--------------------------------------------------------------------------------
(+) Cash(3)                                                $ 84.6   -   $ 84.6
(+) Wall Decor Note                                           5.0   -      5.0
(-) Debt                                                    (60.0)  -    (60.0)
--------------------------------------------------------------------------------

TOTAL ADJUSTMENTS:                                         $ 29.6   -   $ 29.6

TOTAL EQUITY VALUE:                                        $  320   -   $  380

Fully Diluted Shares Outstanding(4)                          10.0   -     10.0

--------------------------------------------------------------------------------
Implied Value per Share                                    $31.91   -   $37.89
% Premium to Market(5)                                       51.1%  -     79.4%
--------------------------------------------------------------------------------
Note: DCF valuation as of FYE 1998E.
(1)   Based on Terminal EBITDA Multiples of 5.5x-6.5x and a WACC of 11.0%.
(2) Present value of projected corporate expenses assuming a perpetuity growth rate of 2% and an 11% discount rate.
(3) Estimated balance as of FYE 1998 reflects maturity of Kodak note and estimated cash proceeds from sale of Wall Decor.
(4)   As of September 3, 1998.
(5)   Based on CPY share price of $21.125.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL  8
------==================--------------------------------------------------------
      CPI Corp.                                             PRELIMINARY ANALYSIS

Preliminary DCF Sensitivity Analysis
--------------------------------------------------------------------------------
      CPI's high fixed cost position makes its valuation highly sensitive to future sales growth assumptions.

Valuation Sensitivity Analysis -- Sales Growth(1)

=============================================================================================================
                                               ASSUMED 10 YEAR CAGR IN SALES - PORTRAIT STUDIOS
                                     1.5%        2.0%        2.5%       3.0%       3.5%       4.0%       4.5%
-------------------------------------------------------------------------------------------------------------
Equity Value                     $   175     $   212     $   261    $   291    $   332    $   375    $   420

Value Per Share                  $ 17.31     $ 21.15     $ 25.98    $ 28.99    $ 33.10    $ 37.41    $ 41.83

% Premium (Discount) to Market     (18.1%)      (0.1%)      23.0%      37.2%      56.7%      77.1%      98.0%

-------------------------------------------------------------------------------------------------------------

Note: Implied values based on Terminal EBITDA Multiple of 6.0x and a discount rate of 11.0%
(1)   Valuation impacts based on CPI's mix of fixed versus variable costs.

--------------------------------------------------------------------------------
Based on the above valuation methodology, CPI's current stock market value implies a long term sales growth rate and average EBITDA margin for Portrait Studios of only 2.0% and 19.0%, respectively.
--------------------------------------------------------------------------------


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL  9
------==================--------------------------------------------------------
      CPI Corp.                                             PRELIMINARY ANALYSIS

      Preliminary Comparable Company Trading Analysis
--------------------------------------------------------------------------------
(Dollars in Millions)

====================================================================================================
                                                                                  ENTERPRISE
                        SHARE PRICE                                              VALUE/EBITDA:
                         AS A % OF     EQUITY      ENTERPRISE      1998E        ----------------
COMPANY                52-WEEK HIGH     VALUE         VALUE        EBITDA       1998E      1999E
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
CPI Corp.                  76.8%      $  211.0      $  221.2      $   52.1       4.2x       3.6x
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
PCA International(2)       92.3%          75.8         299.0          43.6       6.9x       6.4x
----------------------------------------------------------------------------------------------------

Seattle FilmWorks          23.7%          53.7          42.7          13.5       3.2x       3.0x

Cole National              35.8%         219.8         478.5         115.6       4.1x       3.7x

Jostens, Inc.              93.2%         873.3       1,047.8         125.9       8.3x       7.6x

Applied Graphics           22.3%         304.9         507.3          75.1       4.5x       3.9x

American Greetings         79.3%       3,104.1       3,512.4         382.0       9.2x       8.5x

----------------------------------------------------------------------------------------------------

=====================================================================================
                                                                           LONG TERM
                           PRICE/EARNINGS        1998E                        EPS
                          ----------------       EBITDA      DEBT/          GROWTH
COMPANY                   1998E      1999E       MARGIN     CAPITAL          RATE(1)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
CPI Corp.                 11.3x      10.6x       14.9%        0.0%(3)         10%
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
PCA International(2)      17.7x      14.6x       12.8%      219.3%            NA
-------------------------------------------------------------------------------------

Seattle FilmWorks          7.3x       7.8x       19.1%        0.0%            13%

Cole National              9.4x       8.9x       10.4%       66.1%            19%

Jostens, Inc.             16.0x      14.5x       16.1%       70.5%            10%

Applied Graphics          12.8x      10.2x       17.7%       33.1%            16%

American Greetings        16.0x      14.4x       16.7%       23.5%            10%

-------------------------------------------------------------------------------------

      (1)   Source: I/B/E/S and First Call.
      (2) Last trade completed 9/17/98, narrow public float, implied trading multiples (Bloomberg).
            Deal closed on 8/25/98, and was delisted on 8/26/98
      (3) CPI's existing total debt of $60 million is more than offset by estimated Kodak note proceeds, Wall Decor sale proceeds and existing cash


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                CONFIDENTIAL  10
------==================--------------------------------------------------------
      CPI Corp.                                            PRELIMINARY ANALYSIS

Preliminary Comparable Acquisition Analysis
--------------------------------------------------------------------------------
Selected Acquisition Precedents

===================================================================================================================


                                                                                             EQUITY    ADJUSTED
ANNOUNCEMENT     ACQUIROR/                                                                  PURCHASE   PURCHASE
   DATE           TARGET                        DESCRIPTION OF TARGET                         PRICE     PRICE
-------------------------------------------------------------------------------------------------------------------
  Apr-98      Jupiter Partners/          Operates portrait studios within Kmart and         $  233.5   $  294.3
                PCA International(1)     Wal-mart Stores.

  Jan-97      PCA International/         Operates portrait studio locations.                $   53.6   $   66.0
                American Studios(2)      [Adjusted multiples based on peak margins (1993)

  Aug-96      Eastman Kodak/             Provides photofinishing services, wholesale and    $  110.0   $  110.0
                Fox Photo                retail photo supplies.

  Aug-94      Eastman Kodak/             Provides photo processing and finishing            $  300.0   $  568.0
                Qualex                   services.

  Aug-91      CPI Corp./                 Provides photofinishing services, wholesale and    $   27.6   $   62.9
                Fox Photo                retail photo supplies.

  Jul-91      Qualex/                    Provides photo processing services.                $   75.0   $   75.0
                Guardian Photo
-------------------------------------------------------------------------------------------------------------------

===================================================================================================
                                           ADJUSTED PURCHASE PRICE             PURCHASE PRICE AS
                                               AS A MULTIPLE OF:                 A MULTIPLE OF:
                                      ------------------------------------    ---------------------
ANNOUNCEMENT     ACQUIROR/              LTM   LTM OPERATING  LTM OPERATING     LTM NET     LTM BOOK
   DATE           TARGET               SALES    CASH FLOW        INCOME        INCOME       VALUE
---------------------------------------------------------------------------------------------------
  Apr-98      Jupiter Partners /        1.2x       7.4x           12.2x         26.3x        NM
                PCA International(1)

  Jan-97      PCA International/        0.6x      16.8x             NM            NM        7.1x
                American Studios(2)                7.5x            9.9x]

  Aug-96      Eastman Kodak/            0.6x       9.6x             NM            NA         NA
                Fox Photo

  Aug-94      Eastman Kodak/            0.7x        NA              NA            NA         NA
                Qualex

  Aug-91      CPI Corp. /               0.9x       5.1x            9.0x         10.2x       7.5x
                Fox Photo

  Jul-91      Qualex /                  0.8x        NA              NA            NA         NA
                Guardian Photo
---------------------------------------------------------------------------------------------------

(1)   Data as per SEC Form 8-K.
(2)   Adjusted transaction multiples based on American Studios peak margins
      (1993) applied to LTM sales.

Implied Takeover Valuation Based on Acquisition Precedents

====================================================================================================================================
                                                                                                                        % PREMIUM
                                                 1998E MULTIPLES OF    IMPLIED ENTERPRISE  IMPLIED EQUITY VALUE PER    (DISCOUNT) TO
BASIS OF MULTIPLE    1998E FINANCIAL RESULTS  COMPARABLE TRANSACTIONS        VALUE                  SHARE                 MARKET
------------------------------------------------------------------------------------------------------------------------------------
Sales                         $316.6                0.8x - 1 .2x          $253 - $380          $28.22 - $40.88         33.6% - 93.5%
------------------------------------------------------------------------------------------------------------------------------------
Operating Cash Flow            $47.1                6.0x -  8.0x          $283 - $377          $31.21 - $40.58         47.7% - 92.1%
------------------------------------------------------------------------------------------------------------------------------------
Operating Income               $22.1               10.0x - 12.0x          $221 - $265          $22.83 - $29.48          8.1% - 39.6%

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Note: Implied valuation based on CPI operating results for FYE 1999E.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                CONFIDENTIAL  11
------==================--------------------------------------------------------
      CPI Corp.                                            PRELIMINARY ANALYSIS

Preliminary Valuation Summary
--------------------------------------------------------------------------------
      CSFB's preliminary valuation analysis reveals a significant gap between CPI's private and public market values.

Preliminary Valuation Summary
(Dollars in Millions, Except per Share Amounts)

============================================================================================================================
                                                                              IMPLIED VALUATION MULTIPLES
                                                          ------------------------------------------------------------------
                                        ENTERPRISE                                                             UNLEVERED NET
VALUATION METHODOLOGY                   VALUE RANGE       YEAR     REVENUES       EBITDA          EBIT            INCOME
----------------------------------------------------------------------------------------------------------------------------
Discounted Cash Flow Analysis      $  290   -  $  350     1998P   0.9x - 1.1x   6.2x - 7.4x   13.1x - 15.8x   20.6x - 24.8x
-----------------------------------------------------
Implied Price Per Share            $31.91   -  $37.89     1999P   0.9x - 1.0x   5.5x - 6.7x   11.5x - 13.9x   17.4x - 21.0x
% Premium/Discount to Market         51.1%  -    79.4%
-----------------------------------------------------
Comparable Company Analysis        $  175   -  $  225     1998P   0.6x - 0.7x   3.7x - 4.8x   7.9x - 10.2x    12.4x - 16.0x
-----------------------------------------------------
Implied Price Per Share            $19.74   -  $24.73     1999P   0.5x - 0.7x   3.3x - 4.3x   6.9x - 8.9x     10.5x - 13.5x
% Premium / (Discount) to Market     (6.6)% -    24.7%
-----------------------------------------------------

Comparable Acquisition Analysis    $  275   -  $  375     1998P   0.9x - 1.2x   5.8x - 8.0x   12.4x - 17.0x   19.5x - 26.6x
-----------------------------------------------------
Implied Price Per Share            $30.37   -  $40.34     1999P   0.8x - 1.1x   5.2x - 7.1x   10.9x - 14.9x   16.5x - 22.5x
% Premium / (Discount) to Market     43.8%  -    90.7%
-----------------------------------------------------

Leveraged Buyout Analysis          $  300   -  $  325     1998P   0.9x - 1.0x   6.4x - 6.9x   13.6x - 14.7x   21.3x - 23.0x
-----------------------------------------------------
Implied Price Per Share            $32.21   -  $34.69     1999P   0.9x - 1.0x   5.7x - 6.2x   11.9x - 12.9x   18.0x - 19.5x
% Premium / (Discount) to Market     52.5%  -    64.2%
-----------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

Note: Implied enterprise values are as of FYE 1998E and exclude Wall Decor


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                   SECTION 3

                                                                CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                            PRELIMINARY ANALYSIS

3.

Strategic Alternatives


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                CONFIDENTIAL  12
------==================--------------------------------------------------------
      CPI Corp.                                            PRELIMINARY ANALYSIS

Spectrum of Strategic Alternatives
--------------------------------------------------------------------------------
Key Issues

[GRAPHIC OMITTED] Stay the Course

o     Utilization of ongoing free cash flows
o     Appropriate leverage targets
o     Internal investment opportunities
o     Efficacy of continued share repurchases

[GRAPHIC OMITTED] Acquisition Strategy

o     Debt capacity
o     Universe of complementary acquisitions
o     Acquisition track record
o     Anticipated market receptivity

[GRAPHIC OMITTED] Public Market Recapitalization

o     Special dividend versus self-tender offer
o     Debt capacity/pro forma debt ratings
o     Anticipated liquidity and trading performance of equity stub
o     Pro forma management ownership

[GRAPHIC OMITTED] Sale/LBO

o     Universe of buyers (strategic versus financial)
o     Acquisition precedents
o     Technological risks/opportunities
o     Perceived integration benefits
o     EPS impact on acquiror (how dilutive?)
o     Form of consideration
o     Pooling versus purchase


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                CONFIDENTIAL  13
------==================--------------------------------------------------------
      CPI Corp.                                            PRELIMINARY ANALYSIS

Stay the Course With Continuing Share Repurchases
(Theoretical but Difficult to Execute)
--------------------------------------------------------------------------------
Modest Open Market Program

====================================================================================================================================
BASE CASE                                1998E       1999P       2000P       2001P       2002P       2003P       2004P  '99-'04 CAGR
------------------------------------------------------------------------------------------------------------------------------------
Earnings Per Share                    $   1.38    $   1.59    $   2.28    $   3.14    $   3.59    $   4.01    $   4.66     23.9%
  % Growth                                29.0%       15.5%       42.8%       38.0%       14.4%       11.4%       16.3%

----------------------------------------------------------------------------------------------------------------------
Cash Balance                          $   74.6    $   80.6    $   81.0    $  109.1    $  130.0    $  156.4    $  178.6
----------------------------------------------------------------------------------------------------------------------

Net Debt/EBITDA                            0.0x        0.0x        0.0x        0.0x        0.0x        0.0x        0.0x
EBITDA/Interest                            nmf         nmf         nmf         nmf         nmf         nmf         nmf
Debt/Capital                              38.9%       39.0%       37.6%       34.7%       27.9%       21.2%       14.8%

Cumulative Amount Repurchased ($MM)   $   10.0    $   20.0    $   30.0    $   40.0    $   50.0    $   60.0    $   70.0
Cumulative Shares Repurchased (MM)         0.4         0.9         1.1         1.4         1.5         1.7         1.9
Repurchase Price Per Share            $  23.24    $  23.91    $  34.14    $  47.12    $  53.91    $  60.08    $  69.85

------------------------------------------------------------------------------------------------------------------------------------

Aggressive Share Repurchase Program
====================================================================================================================================
50.0% DEBT/CAPITAL TARGET                1998E       1999P       2000P       2001P       2002P       2003P       2004P  '99-'04 CAGR
------------------------------------------------------------------------------------------------------------------------------------
Earnings Per Share                    $   1.38    $   1.72    $   2.62    $   3.73    $   4.47    $   5.19    $   6.35     29.9%
  % Growth                                29.0%       24.6%       52.3%       42.4%       19.8%       16.1%       22.4%

Accretion/(Dilution)                        --    $   0.08    $   0.27    $   0.52    $   0.80    $   1.13    $   1.65
  % Accretion/(Dilution)                    --         4.9%       11.5%       16.2%       21.8%       27.8%       35.1%

Cash Balance                          $   10.0    $   10.0    $   10.0    $   10.0    $   10.0    $   10.0    $   10.0
Debt/EBITDA                                1.0x        0.8x        0.7x        0.5x        0.4x        0.3x        0.2x
EBITDA/Interest                           15.6x       17.5x       24.1x       26.1x       35.7x       50.6x       64.5x
Debt/Capital                              50.0%       50.0%       50.0%       50.0%       50.0%       50.0%       50.0%

Cumulative Amount Repurchased ($MM)   $   55.1    $   69.1    $   82.1    $  111.6    $  144.1    $  180.4    $  216.4
Cumulative Shares Repurchased (MM)         2.2         2.7         3.1         3.6         4.1         4.5         4.9
Repurchase Price Per Share            $  25.35    $  25.80    $  39.37    $  55.99    $  67.10    $  77.86    $  95.20
------------------------------------------------------------------------------------------------------------------------------------

Note: All cases assume the indicated share repurchase occurs on the last day of each fiscal year at a P/E multiple of 15x trailing earnings. The Base Case assumes $10 million of share repurchases each year. Initial repurchase in Aggressive Share Repurchase case is assumed to be executed at a 20% premium.
      The 50.0% Debt/Capital Target Case assumes all free cash flow and available debt capacity (up to 50.0% Debt/Capital) are applied to repurchase stock at the stated price (with minimum cash balance of $10 million).
      EPS Figures in 1998 and 1999 exclude non-compete amortization income of $.32 and $.22 respectively.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                CONFIDENTIAL  14
------==================--------------------------------------------------------
      CPI Corp.                                            PRELIMINARY ANALYSIS

Stay the Course With Continuing Share Repurchases (cont'd)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Advantages
--------------------------------------------------------------------------------

o Retains ample liquidity on the balance sheet to pursue internal investment/acquisition opportunities as they arise

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Disadvantages
--------------------------------------------------------------------------------

o Limited ability to buy back shares due to lack of liquidity and shareholder reluctance to forgo a potential takeover premium

o     Fails to address the continuing wide value gap that exists in the market

o     Vast untapped debt capacity even in aggressive share repurchase scenario

o Risk that investments in new programs such as digital archiving will merely exacerbate the value gap by delaying earnings growth
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Important Note: Modest and Aggressive Share Repurchase scenarios are largely theoretical due to CPI's limited public float and the company's persistent inability to acquire shares.
--------------------------------------------------------------------------------


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                CONFIDENTIAL  15
------==================--------------------------------------------------------
      CPI Corp.                                            PRELIMINARY ANALYSIS

Public Market Recapitalization via Special Dividend
--------------------------------------------------------------------------------
Recapitalization Analysis
================================================================================
1999P EBITDA Multiple                            4.0X         4.5X         5.0X
--------------------------------------------------------------------------------
Implied 1999 P/E Multiple                        10.6x        13.7x        16.9x
--------------------------------------------------------------------------------
Special Dividend ($ million)                  $ 155.9      $ 155.9      $ 155.9
Value of Equity Stub ($ million)                 88.0        114.3        140.6

--------------------------------------------------------------------------------
Special Dividend Per Share                    $ 15.55      $ 15.55      $ 15.55
Value of Equity Stub Per Share                   8.77        11.40        14.02
                                              -------      -------      -------
Implied Recapitalization Value                $ 24.32      $ 26.95      $ 29.57
 % Premium/(Discount) to Market                  15.1%        27.6%        40.0%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Pro Forma Income Statement and Capitalization
(Dollars in Millions, Except Per Share Data)

=====================================================================================================================
                           1998E       1999P       2000P       2001P      2002P      2003P    2004P      '99-'04 CAGR
---------------------------------------------------------------------------------------------------------------------
Base Case

EPS                       $  1.38     $  1.59     $  2.28     $  3.14     $  3.59    $  4.01    $  4.66       23.9%
% Growth                       --        15.5%       42.8%       38.0%      14.4%      11.4%      16.3%
Debt                      $  60.0     $  60.0     $  60.0     $  60.0     $  50.0    $  40.0    $  30.0
Equity                    $  94.1     $  94.0     $  99.8     $ 112.7     $ 129.0    $ 148.3    $ 172.4

Recap Case

EPS                       $  1.38     $  0.83     $  1.46     $  2.21     $  2.63    $  3.01    $  3.60       34.0%
% Growth                       --       (40.0%)      75.7%       51.3%      19.2%      14.5%      19.4%
Debt                      $ 150.0     $ 132.5     $ 123.0     $  85.4     $  44.2    $   0.0    $   0.0
Equity                    ($ 55.3)    ($ 47.0)    ($ 32.4)    ($ 10.3)    $  16.1    $  46.3    $  82.4
Debt/EBITDA                   3.2x        2.5x        2.0x        1.2x        0.6x       0.0x       0.0x
EBITDA/Interest Expense       4.1x        4.6x        6.3x        8.1x       12.7x      29.0x       NMF
---------------------------------------------------------------------------------------------------------------------

Note: Base excludes non-compete amortization earnings of $.32 in 1998 and $.22 in 1999.
      Driver is assumed bank facility with 3.5x Senior Debt/EBITDA limitation.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                CONFIDENTIAL  16
------==================--------------------------------------------------------
      CPI Corp.                                            PRELIMINARY ANALYSIS

Public Market Recapitalization via Self Tender Offer
--------------------------------------------------------------------------------
Self Tender Offer Assumptions
================================================================================
# of Shares Repurchased                                         5.9 million
% Repurchased                                                   58.9%
Repurchase Price                                                $26.41
Premium to Market Price(1)                                      25.0%
Total Repurchase Amount                                         $155.9 million
--------------------------------------------------------------------------------

Recapitalization Analysis
================================================================================
                                                  4.0x         4.5x         5.0x
1999P EBITDA multiple
--------------------------------------------------------------------------------
Implied 1999 P/E multiple                        10.6x        13.7x        16.9x
--------------------------------------------------------------------------------

Shares Repurchased ($ million)                $ 155.9      $ 155.9      $ 155.9
Value of Equity Stub ($ million)                 88.0      $ 114.3      $ 140.6
Value of Equity Stub Per Share                $ 21.33      $  5.00      $ 34.09
% Premium/(Discount) to Market                    1.0%        31.2%        61.4%
--------------------------------------------------------------------------------

Pro Forma Income Statement and Capitalization
(Dollars in Millions, Except Per Share Data)

========================================================================================================================
                            1998E       1999P       2000P       2001P       2002P      2003P      2004P   '99-'04  CAGR
------------------------------------------------------------------------------------------------------------------------
Base Case

EPS                       $  1.38     $  1.59     $  2.28     $  3.14     $  3.59    $  4.01    $  4.66      23.9%
% Growth                       --        15.5%       42.8%       38.0%       14.4%      11.4%      16.3%
Debt                      $  60.0     $  60.0     $  60.0     $  60.0     $  50.0    $  40.0    $  30.0
Equity                    $  94.1     $  94.0     $  99.8     $ 112.7     $ 129.0    $ 148.3    $ 172.4

Recap Case

EPS                       $  1.38     $  2.02     $  3.54     $  5.36     $  6.39    $  7.32    $  8.74      34.0%
% Growth                       --        46.4%       75.7%       51.3%       19.2%      14.5%      19.4%
Debt                      $ 150.0     $ 132.5     $ 123.0     $  85.4     $  44.2    $   0.0    $   0.0
Equity                    ($ 55.3)    ($ 47.0)    ($ 32.4)    ($ 10.3)    $  16.1    $  46.3    $  82.4
Debt/EBITDA                   3.2x        2.5x        2.0x        1.2x        0.6x       0.0x       0.0x
EBITDA/Interest Expense       4.1x        4.6x        6.3x        8.1x       12.7x      29.0x       NMF
------------------------------------------------------------------------------------------------------------------------

Note: Base excludes non-compete amortization earnings of $.32 in 1998 and $.22 in 1999.
      Driver is assumed bank facility with 3.5x Senior Debt/EBITDA limitation.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                CONFIDENTIAL  17
------==================--------------------------------------------------------
      CPI Corp.                                            PRELIMINARY ANALYSIS

Public Market Recapitalization (cont'd)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Advantages
--------------------------------------------------------------------------------

o Generates an immediate payment to shareholders (via a special dividend or buyback) while significantly boosting expected equity returns to continuing shareholders

o Generates substantial tax-shield benefits for shareholders through the aggressive use of debt, and realigns the capital structure towards a more desirable debt/equity ratio

o Alleviates reinvestment risk while imposing a greater discipline on capital budgeting and expense management by requiring that free cash be dedicated toward debt paydown

o Offers opportunity (assuming management non-participation) to further concentrate management ownership, thereby more closely aligning management's interests with shareholders'

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Disadvantages
--------------------------------------------------------------------------------

o Exacerbates existing liquidity issues (equity stub may trade poorly in the aftermarket)

o Reduces financial flexibility to react to technological changes or fundamental industry shifts

o May be viewed as coercive by key shareholders (many shareholders will be compelled to sell shares into offer due to liquidity concerns)

o Cannot leverage as aggressively as in an LBO (lenders prefer to see new equity committed to the credit by a financial sponsor)

o Entails considerable tax liability for many shareholders if effected via a special dividend

--------------------------------------------------------------------------------


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                CONFIDENTIAL  18
------==================--------------------------------------------------------
      CPI Corp.                                            PRELIMINARY ANALYSIS

Acquisition Strategy
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Advantages
--------------------------------------------------------------------------------

o Potentially strengthens the Company's competitive position while offering opportunity for operational synergies

o     Provides a means of realigning the Company's capital structure

o Increases scale of Company which ultimately could improve trading liquidity

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Disadvantages
--------------------------------------------------------------------------------

o Limited acquisition opportunities that are complementary with core business

o Shareholders are unlikely to support acquisitions absent a highly compelling strategic logic

o Strategy not expected to bridge the value gap that currently exists in the market

--------------------------------------------------------------------------------


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

Strategic Buyer/Partner Process Overview
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Process Overview
--------------------------------------------------------------------------------

o     The following potential strategic partners were contacted:
      o      Potential strategic partner    1
      o      Potential strategic partner    2
      o      Potential strategic partner    3
      o      Potential strategic partner    4
      o      Potential strategic partner    5
      o      Potential strategic partner    6

o Formal presentations were delivered to senior level executives of potential strategic partner 1, potential strategic partner 2, potential strategic partner 3, potential strategic partner 5

o Process confirmed attractiveness of CPI's franchise and new program initiatives (e.g. digital archiving)

o Buyers recognized value gap in the market but could not adapt that value to their strategic agenda

                 ----------------------------------------------
                    Confidentiality of process was preserved
                    with no leakage into the public markets
                 ----------------------------------------------

--------------------------------------------------------------------------------


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

Leveraged Buyout Perspectives
--------------------------------------------------------------------------------

      CPI is likely to have strong appeal as an LBO candidate

            o     Market leader with strong technology position

            o     Easing competitive pricing environment

            o Strong, stable cash generation with minimal longer-term capital requirements

      Recent PCA transaction confirmed the interest of financial buyers and the leveraged lending market in the "portrait studio" story

            o PCA's auction process generated strong proposals from four potential financial buyers

            o Ultimate transaction valued PCA at approximately 7.4x trailing EBITDA

      --------------------------------------------------------------------------
      Preliminary LBO analysis based on the current financing environment (and excluding any potential cost rationalization) yields valuations for CPI in excess of $32.00 per share
      --------------------------------------------------------------------------


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

Preliminary Leveraged Buyout Analysis
--------------------------------------------------------------------------------

      CPI's strong implied LBO valuation (even before any assumed cost savings) is reflective of the Company's strong, stable cash flow and ample debt capacity.

Leveraged Buyout Analysis
(Dollars in Millions)
================================================================================
Transaction Multiples
--------------------------------------------------------------------------------

                                                                           1998E
                                                                           -----
Price / Earnings (1)                                                       21.8x
Enterprise Value / EBITDA (1)                                               7.0x

--------------------------------------------------------------------------------

================================================================================
Equity Rates of Return
--------------------------------------------------------------------------------

Year Five Values                                  Terminal EBITDA Multiple
----------------                                  ------------------------
                                             5.5x          6.0x          6.5x
                                             ----          ----          ----
EBITDA                                       $78.9         $78.9         $78.9
Enterprise Value                             434.0         473.3         512.9
Net Debt                                    (111.1)       (111.1)       (111.1)
                                            ------        ------        ------
Implied Equity Value                        $322.9        $362.2        $401.8
                                            ======        ======        ======

--------------------------------------------------------------------------------
Five Year IRR                                 29.1%         32.1%         38.5%
--------------------------------------------------------------------------------

================================================================================
Transaction Value
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Purchase Price Per Share                                                 $33.00
% Premium to Market                                                        56.2%
--------------------------------------------------------------------------------
Equity Purchase Price                                                    $331.0
Adjusted Purchase Price                                                   312.5
LBO Equity                                                                 90.0

--------------------------------------------------------------------------------

================================================================================
Credit Statistics
--------------------------------------------------------------------------------

                                                                  1998E    1999P
                                                                  -----    -----
Debt / Capital                                                    72.5%    71.8%
Senior Debt / EBITDA                                               2.9x     2.4x
Total Debt / EBITDA                                                5.0x     4.3x
EBITDA / Cash Interest                                             2.1x     2.3x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Note: Analysis based on Base Case projections EXCLUDING any potential cost savings. Analysis includes estimated fees and assumes all options are exercised.

(1) Transaction multiples based on 1998E CPI Base case projections, without Wall Decor segment.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

Potential Financial Buyers
--------------------------------------------------------------------------------

CSFB has identified a number of potential financial buyers that could have a strong interest in CPI

      1     Potential financial acquiror

      2     Potential financial acquiror

      3     Potential financial acquiror

      4     Potential financial acquiror

      5     Potential financial acquiror

      6     Potential financial acquiror

      7     Potential financial acquiror

      8     Potential financial acquiror

      9     Potential financial acquiror

      10    Potential financial acquiror

      11    Potential financial acquiror

      12    Potential financial acquiror


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

Selected Potential Financial Buyer Profiles
--------------------------------------------------------------------------------

      1     Potential strategic acquiror

      2     Potential strategic acquiror

      3     Potential strategic acquiror

      4     Potential strategic acquiror

      5     Potential strategic acquiror

      6     Potential strategic acquiror

      7     Potential strategic acquiror

      8     Potential strategic acquiror

      9     Potential strategic acquiror





--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

Indicative Sale Process / Timetable
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       1.

                                COMPLETE COMPANY
                                   EVALUATION
--------------------------------------------------------------------------------

o     Finalize Due Diligence

o     Review Objectives, Timing

--------------------------------------------------------------------------------

                                 Early December

--------------------------------------------------------------------------------
                                       2.

                                PREPARATION PHASE
--------------------------------------------------------------------------------

o     Develop Positioning Strategy

o     Complete Information Memorandum

o     Establish Guidelines for Process

o     Discuss / Resolve Key Issues

o     Complete Prospective Buyers List

--------------------------------------------------------------------------------

                                 Late December /
                                 Early January

--------------------------------------------------------------------------------
                                       3.

                                DEVELOP/IMPLEMENT
                               MARKETING STRATEGY
--------------------------------------------------------------------------------

o     Contact 10+/- Prospective Financial Buyers

o     Negotiate and Obtain Confidentiality Agreements

o     Distribute Information Package

o     Handle Questions

o     Prepare Management Presentation and Data Room

o     Prepare Key Documents (Contract)

--------------------------------------------------------------------------------

                                 Early January /
                                 Mid January

--------------------------------------------------------------------------------
                                       4.

                               EVALUATION OF BUYER
                                    INTEREST/
                                  DUE DILIGENCE
--------------------------------------------------------------------------------

o     Evaluate Indications of Interest

o     Narrow field of candidates to 3-5 Buyers for Round Two

o     Distribute Draft Purchase Agreement

o     Coordinate Data Room Visits for Select Buyers

o     Conduct Management Presentations / Distribute Supplemental Data

--------------------------------------------------------------------------------

                                 Late January /
                                 Early February

--------------------------------------------------------------------------------
                                       5.

                                 EXECUTION PHASE
--------------------------------------------------------------------------------

o     Evaluate Proposals

o     Determine "End Game" Tactics

o     Structure Transaction / Confirm Financing

o     Sign Definitive Agreement

o     Obtain Regulatory Approvals

o     Negotiate and Close Transaction

--------------------------------------------------------------------------------

                                  Early March /
                                  Late March


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                   SECTION 4

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

4.

Appendix


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                   EXHIBIT A

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

A.

PCA Case Study


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

PCA International -- Transaction Overview
--------------------------------------------------------------------------------

      o On April 20, 1998, PCA International Inc. and Jupiter Partners L.P. -- a New York-based investment firm that was formerly associated with Forstmann Little -- entered into a merger agreement under which Jupiter Partners and PCA's senior management acquired a majority of PCA for $26.50 per share. This purchase price represents a 23.3% premium to the pre-announcement stock price and a 20.5% premium to PCA's stock price four weeks prior.

      o SEC filings state the value of the deal at about $294.3 million including the refinancing of existing debt. This price equates to a 7.4x LTM EBITDA purchase multiple.

      o     Terms of the agreement include the following:

                  (i) Shareholders of common stock could elect to receive $26.50 in cash for each share or to retain (subject to proration) a share of stock in the surviving entity.

                  (ii) Public shareholders were permitted to retain (subject to proration) a continuing equity interest in the Company of no more than approximately 4.5% and no less than approximately 3.4% of the current outstanding shares of the Company. Post closing, public shareholders owned 3.9% of PCA.

                  (iii) The transaction was accounted for as a recapitalization
                        (which avoids recognition of purchase goodwill).

      o $150 million of senior secured credit facilities, rated B2/BB-, closed on August 25, 1998.

      o $100 million high yield deal, rated Caa1/B-, was launched and pulled due to adverse market conditions. Financing gap is currently supported via a $100 million funded bridge loan.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

PCA -- How it Unfolded
--------------------------------------------------------------------------------

      o In the spring of 1997, the PCA Board began to examine alternative strategies for enhancing shareholder value.

      o In June and early July, Needham & Company -- then engaged as the Board's financial advisor -- solicited offers from financial buyers via a traditional auction process.

      o In mid July, the Company received proposals from four potential purchasers, with two proposals below $26.50 per share and two proposals above $26.50 per share (one of which was Jupiter Partners).

      o The PCA Board determined to proceed in final negotiations with the bidder other than Jupiter. In the course of such negotiations, the proposed buyer required that the ultimate purchase price would be contingent upon the 1997 retail season.

      o The PCA Board was unwilling to proceed with a transaction subject to a contingency of this nature, and sale negotiations were terminated.

      o On March 9, 1998, Jupiter approached PCA's President regarding a renewed interest in the Company, and preliminarily proposed $26.00 per share. This offer was deemed, by the Company, as unacceptable. However, talks informally resumed.

      o On April 2, 1998, the Board provided Jupiter the "go ahead" to proceed with due diligence as the sole potential buyer, as another full blown auction process would be disruptive to the Company's operations.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

PCA -- How it Unfolded (cont'd)
--------------------------------------------------------------------------------

      o On April 20, 1998, the PCA Board reconvened by telephone to discuss the draft merger agreement proposed by Jupiter, with a purchase price of $26.50 per share. Needham & Company delivered to the Board, on the same day, the fairness opinion that declared the proposed consideration as desirable from a financial perspective. The Board unanimously approved the transaction, and a press release was issued.

                                [GRAPHIC OMITTED]


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON


             Date      Price
      26-Nov-1997    24.7500
      28-Nov-1997    24.7500
      01-Dec-1997    24.8750
      02-Dec-1997    24.0000
      03-Dec-1997    24.9375
      04-Dec-1997    24.6250
      05-Dec-1997    24.6250
      08-Dec-1997    24.3750
      09-Dec-1997    24.2500
      10-Dec-1997    23.7500
      11-Dec-1997    22.5000
      12-Dec-1997    22.0000
      15-Dec-1997    22.0000
      16-Dec-1997    22.2500
      17-Dec-1997    22.2500
      18-Dec-1997    21.0000
      19-Dec-1997    20.0000
      22-Dec-1997    20.7500
      23-Dec-1997    21.0000
      24-Dec-1997    21.0000
      26-Dec-1997    21.0000
      29-Dec-1997    21.0000
      30-Dec-1997    20.7500
      31-Dec-1997    21.0000
      02-Jan-1998    21.0000
      05-Jan-1998    20.7500
      06-Jan-1998    20.7500
      07-Jan-1998    20.5000
      08-Jan-1998    20.5000
      09-Jan-1998    20.5000
      12-Jan-1998    20.3750
      13-Jan-1998    21.1250
      14-Jan-1998    21.7500
      15-Jan-1998    21.2500
      16-Jan-1998    21.5000
      20-Jan-1998    21.0000
      21-Jan-1998    22.2500
      22-Jan-1998    21.5000
      23-Jan-1998    22.2500
      26-Jan-1998    21.7500
      27-Jan-1998    21.1250
      28-Jan-1998    21.0000
      29-Jan-1998    22.0000
      30-Jan-1998    22.2500
      02-Feb-1998    21.0000
      03-Feb-1998    21.5000
      04-Feb-1998    21.7500
      05-Feb-1998    21.6250
      06-Feb-1998    21.6875
      09-Feb-1998    22.2500
      10-Feb-1998    21.3750
      11-Feb-1998    21.6250
      12-Feb-1998    21.0000
      13-Feb-1998    21.0000
      17-Feb-1998    21.0000
      18-Feb-1998    21.0000
      19-Feb-1998    20.5000
      20-Feb-1998    20.5000
      23-Feb-1998    20.0000
      24-Feb-1998    20.5000
      25-Feb-1998    20.5000
      26-Feb-1998    20.7500
      27-Feb-1998    22.0000
      02-Mar-1998    21.8750
      03-Mar-1998    22.1250
      04-Mar-1998    23.8125
      05-Mar-1998    22.1250
      06-Mar-1998    22.5000
      09-Mar-1998    22.7500
      10-Mar-1998    22.6875
      11-Mar-1998    22.6250
      12-Mar-1998    23.2500
      13-Mar-1998    22.7500
      16-Mar-1998    22.7500
      17-Mar-1998    22.5000
      18-Mar-1998    22.3750
      19-Mar-1998    22.6250
      20-Mar-1998    22.5000
      23-Mar-1998    21.7500
      24-Mar-1998    22.0000
      25-Mar-1998    22.0000
      26-Mar-1998    22.3750
      27-Mar-1998    22.5000
      30-Mar-1998    22.5000
      31-Mar-1998    22.5000
      01-Apr-1998    23.2500
      02-Apr-1998    22.5000
      03-Apr-1998    22.3750
      06-Apr-1998    21.7500
      07-Apr-1998    22.3750
      08-Apr-1998    23.0000
      09-Apr-1998    23.2500
      13-Apr-1998    22.7500
      14-Apr-1998    22.5000
      15-Apr-1998    22.3750
      16-Apr-1998    21.7500
      17-Apr-1998    21.6250
      20-Apr-1998    21.5000
      21-Apr-1998    25.9375
      22-Apr-1998    25.6250
      23-Apr-1998    25.6250
      24-Apr-1998    25.6250
      27-Apr-1998    25.4688
      28-Apr-1998    25.5000
      29-Apr-1998    25.6250
      30-Apr-1998    25.6250
      01-May-1998    25.7500
      04-May-1998    25.6250
      05-May-1998    25.8750
      06-May-1998    25.7500
      07-May-1998    25.6875
      08-May-1998    25.6250
      11-May-1998    25.6250
      12-May-1998    25.6250
      13-May-1998    25.6250
      14-May-1998    25.6563
      15-May-1998    25.6250
      18-May-1998    25.6250
      19-May-1998    25.6250
      20-May-1998    25.6250
      21-May-1998    25.8125
      22-May-1998    25.6250
      26-May-1998    25.8125
      27-May-1998    25.6250
      28-May-1998    25.7500
      29-May-1998    25.8750
      01-Jun-1998    25.7500
      02-Jun-1998    25.8438
      03-Jun-1998    25.8125
      04-Jun-1998    26.0000
      05-Jun-1998    25.7500
      08-Jun-1998    25.6875
      09-Jun-1998    25.7500
      10-Jun-1998    25.7500
      11-Jun-1998    25.6875
      12-Jun-1998    25.6875
      15-Jun-1998    25.7500
      16-Jun-1998    25.7500
      17-Jun-1998    25.7500
      18-Jun-1998    25.5000
      19-Jun-1998    25.1250
      22-Jun-1998    25.0625
      23-Jun-1998    25.0000
      24-Jun-1998    25.0000
      25-Jun-1998    25.0000
      26-Jun-1998    25.0000
      29-Jun-1998    25.0000
      30-Jun-1998    25.2500
      01-Jul-1998    25.0000
      02-Jul-1998    25.0000
      06-Jul-1998    25.1250
      07-Jul-1998    25.0000
      08-Jul-1998    25.2500
      09-Jul-1998    25.3750
      10-Jul-1998    25.6250
      13-Jul-1998    25.6875
      14-Jul-1998    25.6875
      15-Jul-1998    25.5625
      16-Jul-1998    25.7500
      17-Jul-1998    25.5625
      20-Jul-1998    25.5625
      21-Jul-1998    25.6250
      22-Jul-1998    25.5625
      23-Jul-1998    25.6875
      24-Jul-1998    25.8125
      27-Jul-1998    25.6875
      28-Jul-1998    25.6250
      29-Jul-1998    25.6250
      30-Jul-1998    25.5000
      31-Jul-1998    25.6250
      03-Aug-1998    25.6875
      04-Aug-1998    25.5000
      05-Aug-1998    25.5000
      06-Aug-1998    25.5313
      07-Aug-1998    25.5000
      10-Aug-1998    25.1250
      11-Aug-1998    25.0000
      12-Aug-1998    24.5000
      13-Aug-1998    24.3750
      14-Aug-1998    25.2500
      17-Aug-1998    25.5625
      18-Aug-1998    25.8750
      19-Aug-1998    25.6250
      20-Aug-1998    25.7500
      21-Aug-1998    24.7500
      24-Aug-1998    24.9375
      25-Aug-1998    26.7500
      26-Aug-1998    26.7500
      27-Aug-1998    26.7500
      28-Aug-1998    26.7500
      31-Aug-1998    26.7500
      01-Sep-1998    26.7500
      02-Sep-1998    26.7500
      03-Sep-1998    26.7500
      04-Sep-1998    26.7500
      08-Sep-1998    26.7500
      09-Sep-1998    26.7500
      10-Sep-1998    26.7500
      11-Sep-1998    26.7500
      14-Sep-1998    26.7500
      15-Sep-1998    26.7500
      16-Sep-1998    25.5000
      17-Sep-1998    25.5000

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

PCA International vs. CPI Corp.
--------------------------------------------------------------------------------

PCA -- Historical Financial Results
(Dollars in Millions)
================================================================================
                  1993          1994         1995          1996          1997
--------------------------------------------------------------------------------
Sales            $149.1        $144.9       $144.7        $156.1        $242.9
  % Growth                       (2.8%)       (0.0%)         7.8%         55.6%

EBITDA            $13.4         $15.0        $21.8         $14.8         $38.3
  % Sales           9.0%         10.4%        15.7%          9.5%         15.8%

CAPEX             $21.9         $14.7         $6.3         $13.4         $12.1
  % Sales          14.7%         10.1%         4.4%          8.6%          5.0%

--------------------------------------------------------------------------------

CPI Portrait Studios -- Historical Financial Results
(Dollars in Millions)
================================================================================
                  1993          1994         1995          1996          1997
--------------------------------------------------------------------------------
Sales            $238.2        $276.4       $279.5        $289.8        $303.7
  % Growth                       16.0%         1.1%          3.7%          4.8%

EBITDA            $36.3         $50.7        $60.2         $56.7         $66.6
  % Sales          15.2%         18.4%        21.5%         19.6%         21.9%

CAPEX             $19.0         $57.7        $24.8         $17.8         $13.9
  % Sales           8.0%         20.9%         8.9%          6.1%          4.6%

--------------------------------------------------------------------------------
(1)   Excludes corp. overhead expenses


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

PCA International -- Transaction Value and Multiples
--------------------------------------------------------------------------------

PCA International
(Dollars in Millions)
================================================================================
SOURCES OF FINANCING                  USES OF FINANCING
--------------------------------------------------------------------------------
Senior Bank Debt (1)         $129.3   Equity Purchase Price           $233.5 (3)
Bridge Loan                   100.0   Net Debt                         $45.7
Equity Investment (2)          65.0   Transaction Costs                 15.1
                             ------                                   ------
Total Financing Sources      $294.3   Adjusted Purchase Price         $294.3

--------------------------------------------------------------------------------
(1) $150 million credit facility of which $129.3 million was drawn at closing (including $4.3 million in letters of credit).
(2) Includes $51.9 million cash equity contribution from Jupiter and $13.1 million of rollover equity from management and existing public shareholders.
(3) Includes common stock converted into the right to receive $26.50 in cash, rollover equity and payments made in cancellation of outstanding PCA options and warrants.

================================================================================
                            KEY CREDIT STATISTICS (1)
--------------------------------------------------------------------------------

Adjusted Total Sales                                                     $238.9
Adjusted Total EBITDA                                                      39.7
Pro Forma Interest Expense                                                 22.2
Senior Bank Debt Outstanding                                              129.3
Total Debt Outstanding                                                    229.3

Senior Debt /EBITDA                                                         3.3x
Total Debt/EBITDA                                                           5.8x
Pro Forma Interest Coverage                                                 1.8x

--------------------------------------------------------------------------------
(2)   Source: SEC Form 8-K dated July 30, 1998.

================================================================================
                          IMPLIED TRANSACTION MULTIPLES
--------------------------------------------------------------------------------
Adjusted Purchase Price/ Adjusted Sales                                     1.2x
Adjusted Purchase Price/ Adjusted EBITDA                                    7.4x
Equity Purchase Price/Net Income                                           26.3x

--------------------------------------------------------------------------------

================================================================================
                            BANK FACILITY DETAILS (1)
--------------------------------------------------------------------------------
                                                           MATURITY       LIBOR+
                                                           --------       ------

$25 Million Revolver                                         8/03        225 bps
$35 Million Term-A                                           8/03        225 bps
$90 Million Term-B                                           8/05        275 bps

--------------------------------------------------------------------------------
(1)   Source: SEC Form 8-K dated July 30, 1998.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                   EXHIBIT B

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

B.

Debt Financing Environment


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

Current Syndicated Loan Market Snapshot
--------------------------------------------------------------------------------

      o Despite recent volatility and strained liquidity, the leveraged loan market remains open for business. Given the right credit (less cyclical, reasonable leverage, "smart" equity capital) and banking relationships, deals will continue to get done.

      o Leveraged loan volume totaled $72 billion during the 3rdQ98, bringing YTD volume to $212 billion, surpassing 1997's full year volume of $194 billion.

      o Deals that do not require year end executions are being postponed to Q1 1999, with the expectation of increased market capacity.

[The following tables were depicted as bar charts in the printed material.]

--------------------------------                --------------------------------
        Total Loan Volume                             Leveraged Loan Volume
      (Dollars in Billions)                           (Dollars in Billions)
--------------------------------                --------------------------------
1991                        $234                1991                         $21
1992                        $389                1992                         $40
1993                        $375                1993                         $28
1994                        $665                1994                         $81
1995                        $817                1995                        $101
1996                        $888                1996                        $135
1997                      $1,112                1997                        $194
3Q 98                       $681                3Q 98                       $212

Source: Loan Pricing Corporation                Source: Loan Pricing Corporation
--------------------------------                --------------------------------


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

Current High Yield Market Snapshot
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Market Conditions
--------------------------------------------------------------------------------
                                                       12/31/97       11/13/98
                                                       --------       --------
US Treasury 10 year:                                       5.47%          4.81%
Double B spreads:                                          +273           +390
Single B spreads:                                          +386           +669
3 Month LIBOR:                                             5.89%          5.40%
DJIA:                                                     7,908          8,919

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  New Issuance
--------------------------------------------------------------------------------

(Dollars in billions)                             1997     1997 YTD    1998 YTD
                                                  ----     --------    --------
Public:                                          $21.4        $18.3       $17.0
Rule 144A:                                       111.3        101.0       114.3
                                                ------       ------      ------
Total                                           $132.7       $119.3      $131.3
                                                ------       ------      ------
% Increase:                                       84.3%          --        10.1%
                                                                         ------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Mutual Funds Flow
--------------------------------------------------------------------------------
(Dollars in millions)                                           Inflow (Outflow)
                                                                ----------------
October 14:                                                           (566)
October 21:                                                             79
October 28:                                                           1249
November 4:                                                           1051
November 11:                                                          1221

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Key Factors
--------------------------------------------------------------------------------

o     1998 High Yield began at a torrid pace

      o     Six month volume up 65% over record year in 1997

      o     Demand drove spreads to near 10-year lows

o     Global volatility, technical illiquidity created correction

      o     Russian debt default August 17, 1998

      o     Fear of US recession

      o     Margin calls on hedge funds and leveraged investors

      o     Mutual fund outflows in 9 out of 12 weeks surrounding 8/17

o     New issue market shut down from mid-August to mid-October

      o     Volume down 86%

      o     $10.3 BN in pulled deals since May versus $10BN in past 3 years

      o     Only situational new issues completed

o     Recently, the high yield market has reopened

      o     $5.2 BN priced since the end of October

      o     Frequent issuers, large equity capital, defensive

      o     $2.3 BN in mutual funds inflows erase recent outflows

      o     With $585 Bn in assets, high yield creates monthly inflows of $6 Bn

      o     Increased pension money allocated to asset class

o     Outlook for 1999 high yield is positive

      o     Stability in Japan and Brazil

      o     US fundamentals - low inflation, full-employment, low interest

      o     High yield default rates remain near 1%

      o     Hedge fund/leveraged investor forced selling will subside

--------------------------------------------------------------------------------


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON

                                                                 CONFIDENTIAL
------==================--------------------------------------------------------
      CPI Corp.                                          PRELIMINARY ANALYSIS

Leverage Multiples of Comparable High Yield Transactions
--------------------------------------------------------------------------------

====================================================================================================================
                                                                       AMOUNT                 TOTAL        SENIOR
ISSUE DATE          COMPANY                  SECURITY     COUPON    ($MILLIONS)   RATINGS  DEBT/EBITDA   DEBT/EBITDA
--------------------------------------------------------------------------------------------------------------------
August 6, 1998      Albecca                Sr. Sub Nts    10.750%       $200      B3/B-       5.8x          1.4x

October 5, 1998     National Vision        Sr. Nts        12.750%       $125      B2/B+       3.8x          3.8x

March 10, 1997      Cole National Group    Sr. Sub Nts     9.875%       $150      B1/B+       3.7x          2.0x

August 14, 1997     Cole National Group    Sr. Sub Nts     8.625%       $125      B1/B+       2.8x(1)       0.0x

April 17, 1998      Eye Care Centers       Sr. Sub Nts     9.125%       $100      B3/B-       5.7x          2.3x

April 20, 1998      Finlay Enterprises     Sr. Debs        9.000%        $75      B2/B        4.6x          4.6x

April 14, 1998      Finlay Fine Jewelry    Sr. Nts         8.375%       $150      Ba3/B+      3.7x          3.7x

April 14, 1998      The Boyds Collection   Sr. Sub Nts     9.000%       $165      B2/B-       6.2x          4.1x

--------------------------------------------------------------------------------------------------------------------

(1) Decrease reflects repayment of $165.0 mm Sr. Notes coupled with contribution to capital of $58.4 mm.


--- CREDIT | FIRST  ----------------------------------------------- CPI CORP. --
    SUISSE | BOSTON